Exhibit 99.2

Contact:

Catherine Taylor

Director of Investor Relations

NetScout Systems, Inc.

978-614-4286

IR@netscout.com

NETSCOUT SYSTEMS RAISES GUIDANCE

FOR SECOND QUARTER OF FISCAL 2008

Second Consecutive Quarter Record Revenue Expected

Estimated Revenue of $29 to $30 Million

Estimated EPS $0.09 to $0.10

WESTFORD, Mass., September 20, 2007 – NetScout Systems, Inc. (NASDAQ: NTCT), an industry pacesetter for advanced network and service assurance solutions, today announced revised guidance for its second quarter of fiscal year 2008, ending September 30, 2007.

Total revenue for the second quarter is expected to be in the range of $29 million to $30 million, an increase over the previously issued guidance range of $28 million to $29 million. This represents year-over-year revenue growth of 16 to 20 percent.

Net income per diluted share is expected to be in the range of $0.09 to $0.10, higher than previously issued guidance of $0.08 to $0.09, based upon preliminary estimates. This represents year-over-year net income per diluted share growth of 29 to 43 percent.

“We are very pleased with the strength of our business this quarter and as a result we are raising guidance for the second consecutive quarter,” said Anil Singhal, President and CEO of NetScout Systems. “Based upon preliminary assessments we expect record Q2 revenue. The strength of orders is evidence of the increasing demand we are seeing across our vertical markets for NetScout’s network-based application performance management products. We have positioned ourselves to play a central role in meeting the growing needs of our customers and we look forward to reporting this progress in our scheduled earnings release and conference call on October 25, 2007.”

About NetScout Systems

NetScout Systems, Inc. (NASDAQ: NTCT) has been an industry pacesetter for advanced network and service assurance solutions for over a decade, and counts the world’s largest enterprises, government agencies, and service providers among its customers. Enterprise and government IT organizations deploy NetScout’s nGenius® Performance Management System to increase service levels to their users by reducing or preventing service disruptions. Service providers depend on NetScout’s proven IP performance management technology and expertise to protect the quality of their customers’ experience with IP-based services. NetScout is headquartered in Westford, Massachusetts and has offices worldwide. Further information is available at http://www.netscout.com.

Safe Harbor:

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including the plans, objectives and future financial performance of NetScout, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with the Company’s relationships with strategic partners, dependence upon broad-based acceptance of the Company’s network performance management solutions, the Company’s ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements, the ability of the Company to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels and dependence on proprietary technology, and risks of slowdowns or downturns in economic conditions generally and in the market for network performance management solutions specifically. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007 on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2007 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo and nGenius are registered trademarks of NetScout Systems, Inc.